Exhibit 107

Calculation of Filing Fee Tables

Form N-2
(Form Type)

Bain Capital Private Credit
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (2)
Fees to Be Paid	Equity	Common shares of beneficial interest	457(o)	$2,000,000,000	-	$2,000,000,000	.0001102	$220,400
Fees Previously Paid	Equity	Common shares of beneficial interest	457(o)	$2,000,000,000	-	$2,000,000,000	.0000927	$185,400
Total Offering Amount						$2,000,000,000		$220,400
Total Fees Previously Paid								$185,400
Total Fee Offsets								$0
Net Fee Due								$35,000

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee.

(2)	The registrant previously paid $92.70 in connection with the registrant's registration statement on Form N-2 (File No. 333-261859) as filed with the Securities and Exchange Commission on December 23, 2021 and $185,307.30 in connection with the registrant's registration statement on Form N-2/A (File No. 333-261859) as filed with the Securities and Exchange Commission on May 3, 2022.

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